Exhibit 99.1

Dave & Buster’s Announces Closing of $550 Million Senior Secured Notes Offering by its Subsidiary Dave & Buster’s, Inc.

DALLAS, October 27, 2020 (GLOBE NEWSWIRE) – Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced that its indirect wholly-owned subsidiary, Dave & Buster's, Inc. (the “Issuer”), has completed its previously announced offering (the “Offering”) of $550 million in aggregate principal amount of its 7.625% senior secured notes due 2025 (the “Notes”). The notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed on a senior secured basis by the same subsidiaries of the Company that guarantee its Revolving Credit Facility (the “Revolving Credit Facility” and, together with a Term Loan Facility, under which all amounts outstanding were repaid with the proceeds of the Notes, the “Credit Facility”).

The Company used the proceeds from the Offering (less certain fees and expenses in connection therewith) to repay all amounts outstanding under its Term Loan Facility and to repay drawings under its Revolving Credit Facility, which, subject to the terms thereof, will be available to be drawn in the future for general corporate purposes and future liquidity. J.P. Morgan acted as lead book running manager, BofA Securities, Wells Fargo Securities, Capital One Securities, Regions Securities LLC and Truist Securities acted as additional book running managers and BBVA, Fifth Third Securities, PNC Capital Markets LLC, BMO Capital Markets, Stifel, SYNOVUS and Webster Bank acted as co-managers in connection with the Offering. Jefferies LLC acted as debt advisor to the Company.

The Notes have been offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. Persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws. As a result, they may not be offered or sold in the United States or to, or for the benefit of, any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning, and include statements regarding the Offering, the closing thereof and the use of proceeds thereof. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) further rating agency actions and downgrades in Dave & Buster’s financial strength ratings or those of its subsidiaries; (ii) changes in applicable laws or regulations; or (iii) other risks and uncertainties described in Dave & Buster’s Annual Report on Form 10-K, filed with the SEC on April 3, 2020 (as amended on May 14, 2020), and Dave & Buster’s Quarterly Reports on Form 10-Q, filed with the SEC on June 11, 2020 and September 10, 2020, respectively. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dave & Buster’s consolidated financial condition, results of operations, credit ratings or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Dave & Buster’s views as of any subsequent date, and Dave & Buster’s does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities will be made only by means of the confidential offering memorandum.

For Investor Relations Inquiries:

Scott Bowman, CFO

Dave & Buster’s Entertainment, Inc.

972.813.1151

scott.bowman@daveandbusters.com